Exhibit 10.26

AMENDMENT 2 TO THE AMENDED AND RESTATED AGREEMENT
FOR SERVICES BETWEEN ADMA BIOLOGICS, INC. AND ARETH LLC

This Amendment 2 (“Amendment 2”) to the Amended and Restated Agreement for Services between ADMA Biologics, Inc., a Delaware corporation (“ADMA”), and Areth LLC, a New Jersey limited liability company (“Areth”), is effective as of September 27, 2018. ADMA and Areth are also referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH

WHEREAS, the Parties entered into an Amended and Restated Agreement for Services with an effective date of January 1, 2016, as amended on September 25, 2017 (the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement to amend the Agreement in the manner stated herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1.	Provision 1 of Exhibit A — Compensation Rates shall be deleted in its entirety and replaced with the following language:

“Rent (base) includes — All furniture, desks, offices, cubicles, conference room use (existing space), lunch room/kitchen, warehouse use, parking — 12,000 sq. ft. effective October 1, 2018 through September 30, 2019 at a rate of $10.00 per square foot.

2.	Provision 3 of Exhibit A — Compensation Rates shall be deleted in its entirety and replaced with the following language:

“All additional expenses incurred by the building tenants such as, but not limited to:

•	Office repair and maintenance, snow removal, landscaping, HVAC repair, etc. will be charged to ADMA at a rate equal to the amount of space utilized in the building.

Effective October 1, 2018 through September 30, 2019, the rate is 30%.

Effective October 1, 2018 through September 30, 2019, rent will be calculated at 12,000 sq. ft. unless the actual amount of space increases, at ADMA’s option. [12,000 * $10 per square foot = $12,000/12 months = $10,000 per month]

The Compensation Rates will be re-evaluated and re-negotiated no later than September 30, 2019.

Miscellaneous:

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect.

This Amendment 2 and the Agreement embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

This Amendment 2 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment 2 to the Agreement to be executed, and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

ADMA Biologics, Inc.		Areth LLC

By:	/s/ Brian Lenz	By:	/s/ Adam Grossman
Name:	Brian Lenz	Name:	Adam Grossman
Title:	EVP CFO	Title:	President and CEO
Date:	October 18, 2018	Date:	October 18, 2018

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